Exhibit 10.2

GREENWAY TECHNOLOGIES, INC.

STOCK AWARD AGREEMENT

1. Grant of Award. Pursuant to the terms of this Stock Award Agreement (this “Agreement”) and in exchange for services rendered to Greenway Technologies, Inc., a Texas corporation (the “Company”), the Company hereby grants to Doug Cogan (the “Grantee”) an award of 2,500,000 shares (the “Awarded Shares”) of the Company’s common stock, $0.001 par value (“Common Stock”). The “Date of Grant” of this Award is June 12, 2026.

2. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a) “Employment Agreement” means that certain Employment Agreement, dated June 12, 2026, by and between the Company and the Grantee.

(b) “Applicable Laws” means all legal requirements relating to the administration of applicable equity incentive plans or awards and the issuance and distribution of shares of Common Stock, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, the rules of any foreign jurisdiction applicable to equity awards granted to residents therein, and any other applicable law, rule or restriction.

(c) “Board” means the board of directors of the Company.

(d) “Claim” means any claim, liability or obligation of any nature, arising out of or relating to this Agreement or an alleged breach of this Agreement.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Subsidiary” means: (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain; (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner; and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

3. Delivery of Certificates; Registration of Shares. The Company shall deliver certificates for the Awarded Shares to the Grantee or shall register the Awarded Shares in the Grantee’s name, free of restriction under this Agreement.

4. Rights of a Stockholder. The Grantee shall have, with respect to the Awarded Shares, all of the rights of a stockholder of the Company.

5. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for a breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

6. Compliance with Laws. Notwithstanding any of the provisions hereof, the Grantee hereby agrees that the Grantee will not acquire any Awarded Shares, and that the Company will not be obligated to issue any Awarded Shares to the Grantee hereunder, if the issuance of such shares shall constitute a violation by the Grantee or the Company of any provision of any law or regulation of any governmental authority. The rights and obligations of the Company and the rights and obligations of the Grantee are subject to all Applicable Laws.

7. Representations. Notwithstanding anything herein to the contrary, the Grantee hereby represents and warrants to the Company, that:

(a) The Grantee acknowledges that the Awarded Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and that the Company’s reliance on an exemption from the Securities Act depends, in part, upon the truth and accuracy of the Grantee’s representations set forth herein.

(b) The Grantee is acquiring the Awarded Shares for the Grantee’s own account, for investment purposes only, and not with a view to the distribution, resale, or other disposition not in compliance with the Securities Act and applicable state securities laws.

(c) The Grantee is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act. The Grantee acknowledges that the Grantee is a sophisticated investor, having such knowledge and experience in financial and business matters as to be capable of making an informed investment decision with respect to the acquisition of the Awarded Shares and that the Grantee has the financial wherewithal to absorb the loss of any investment in the Awarded Shares.

(d) The Grantee recognizes and understands that the Awarded Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom and that, in the absence of an effective registration statement or an available exemption, the Grantee must hold such Awarded Shares indefinitely. The Grantee further recognizes that the Company is under no obligation to register the Awarded Shares.

(e) The Grantee acknowledges receipt of all information the Grantee considers necessary or appropriate for deciding and evaluating the merits and risks of the Grantee’s acquiring and holding the Awarded Shares. The Grantee acknowledges that the Grantee has had an opportunity to ask questions and to receive answers from the Company regarding the Awarded Shares and the business properties, prospects, and financial condition of the Company and to obtain additional information necessary to verify the accuracy of any information furnished to the Grantee or to which the Grantee had access. The decision of the Grantee to acquire the Awarded Shares for investment has been based solely upon the evaluation made by the Grantee.

8. Grantee’s Acknowledgments. The Grantee hereby acknowledges and agrees to accept as binding, conclusive and final all decisions or interpretations of the Board, as applicable, upon any questions arising under this Agreement.

9. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

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10. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Grantee the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an employee, consultant or director, or to interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Grantee as an employee, consultant, or director at any time.

11. Severability. In the event that any one or more of the terms, provisions or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal or unenforceable term, provision, or agreement had never been contained herein.

12. Entire Agreement. This Agreement, together with the Employment Agreement, supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter.

13. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties hereto.

14. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

15. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Grantee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

(a) Notice to the Company shall be addressed and delivered as follows:

Greenway Technologies, Inc.

1521 North Cooper Street, Suite 205

Arlington, Texas 76011

Attn: Board of Directors

(b) Notice to the Grantee shall be addressed and delivered to the most recent address in the Company’s records.

16. Tax Requirements. The Grantee is hereby advised to consult with the Grantee’s own tax advisor regarding the tax consequences of this Agreement. The Company or, if applicable, any Subsidiary (for purposes of this Section 19, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with any federal, state, local, or other taxes required by law to be withheld in connection with the Awarded Shares. The Company may, in its sole discretion, also require the Grantee receiving shares of Common Stock issued under the Agreement to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Grantee’s income arising with respect to the Awarded Shares. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made by (a) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding obligations of the Company; (b) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Grantee to the Company of shares of Common Stock, other than (i) restricted stock, or (ii) Common Stock that the Grantee has acquired from the Company within six months prior thereto, which shares so delivered have an aggregate fair market value that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding payment; (c) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the vesting of the Awarded Shares, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (d) any combination of (a), (b), or (c). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Grantee.

17. Indemnification of Board. No member of the Board, nor any officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to this Agreement, and all members of the Board, each officer of the Company, and each employee of the Company acting on behalf of the Board shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation to the fullest extent provided by law. Except to the extent required by any unwaiveable requirement under Applicable Law, no member of the Board (and no Subsidiary of the Company) shall have any duties or liabilities, including, without limitation, any fiduciary duties, to the Grantee (or any person claiming by or through the Grantee) as a result of this Agreement or any Claim arising hereunder and, to the fullest extent permitted under Applicable Law, the Grantee (as consideration for receiving and accepting this Agreement) irrevocably waives and releases any right or opportunity the Grantee might have to assert (or participate or cooperate in) any Claim against any member of the Board, or any Subsidiary of the Company arising out of this Agreement.

(Signature page follows)

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The Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee has duly executed this Agreement to evidence the Grantee’s consent and approval of all the terms hereof, as of the Date of Grant.

Greenway Technologies, Inc.

By:	/s/ Ransom Jones
Name:	Ransom Jones
Title:	Chief Financial Officer

/s/ Doug Cogan
Doug Cogan

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